U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

                     FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

         PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

KNIGHT FULLER, INC.

              (Exact name of registrant as specified in its charter)

                Delaware

45-0476087

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---------------------------------

 (State or jurisdiction of incorporation

 (I.R.S. Employer I.D. No.)

 or organization

8260 E. Raintree Drive, Main Lobby

Scottsdale, AZ

85260

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(Address of principal executive offices)

        (Zip Code)

               Title of each class

Name of each exchange on which

To be so registered

such class is to be registered

Common stock, $.0001 par value

    None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to

General Instruction A.(c), check the following box  _____

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to

General Instruction A.(d), check the following box __X__

Securities Act registration statement file number to which this form relates: 333-87968 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, $.0001 par value

___

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

This registration statement relates to common stock, $.0001 par value, of Knight Fuller, Inc. (Registrant.) A description of the common stock is contained under the heading "Description of Capital Stock" in the Prospectus that constitutes a part of the Form S-4 registration statement filed with the Securities and Exchange Commission (Registration No.: 333-87968), which prospectus shall be deemed to be incorporated by reference in to this registration statement.

Item 2.  Exhibits

3.1 Certificate of incorporation of registrant (incorporated by reference herein from Exhibit 3.1 to Form S-4, Registration No.: 333-87968.)

3.2 By-laws of Registrant (incorporated by reference herein from Exhibit 3.2 to

Form S-4, Registration No.: 333-87968.)

3.3  Certificate of  Amendment to Certificate of Incorporation of Knight Fuller, Inc.

1.1

Form of Common Stock Certificate

1.2

Form of Preferred Stock Certificate

1.3

Certificate of Designation of Rights and Preferences of The Series A Convertible Preferred Stock

1.4

Registration Rights Agreement

1.5

Voting and Registration Rights Agreement

10.3  Acquisition Agreement Knight Fuller, Inc. and Opus International, LLC

Instruction: See instructions as to exhibits, set forth below.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 22, 2004

Knight Fuller, Inc.

     /s/ Bruce A. Brown

_ _____________________________

By: Bruce A. Brown, C.E.O.

INSTRUCTIONS AS TO EXHIBITS

If the securities to be registered on this form are to be registered on an exchange on which other securities of the registrant are registered, or are to be registered pursuant to Section 12(g) of the Act, copies of all constituent documents defining the rights of the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders, shall be filed as exhibits with each copy of the registration statement filed with the Commission or with an exchange, subject to Rule 12b-32 regarding incorporation of exhibits by reference.